                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-11481 and No. 333-11843 of Sound Source Interactive, Inc. on Form S-8 of our report dated September 16, 1996, appearing in this Annual Report on Form 10-KSB of Sound Source Interactive, Inc. for the year ended June 30, 1997 and 1995.


By:  /s/ CORBIN & WERTZ
     --------------------
         CORBIN & WERTZ

Irvine, California
October 9, 1997